EXHIBIT 10.10

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 11th day of June, 2013, by and between SOCIAL REALITY, INC., a Delaware corporation (“Borrower”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender executed that certain Credit Agreement dated as of December 31, 2012, but made effective as of February 22, 2013 (the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Revolving Note dated as of December 31, 2012, but made effective as of February 22, 2013, evidencing a Revolving Loan under the Credit Agreement in the amount of Three Hundred Thousand Dollars ($300,000) (the “First Revolving Note”); and

WHEREAS, in connection with the Credit Agreement and the First Revolving Note, the Borrower executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrower’s obligations under the Credit Agreement and the First Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) a Security Agreement dated as of December 31, 2012, but made effective as of February 22, 2013, from the Borrower in favor of the Lender (the “Security Agreement”), pursuant to which the Lender has an unconditional, continuing, perfected, first-priority security interest encumbering all of the “Collateral” (as such term is defined in the Security Agreement) of the Borrower; (ii) UCC-1 Financing Statement naming the Borrower, as debtor, and Lender, as secured party, filed with the Secretary of State of the State of Delaware under filing No. 2013 0768748 (the “UCC-1”); and (iii) a Validity Guaranty executed by Christopher Miglino in favor of Lender (the “Validity Guaranty”); and

WHEREAS, the Credit Agreement contemplated that the Revolving Loan Commitment under the Credit Agreement could be increased, and in connection therewith, Lender could make additional Revolving Loans to Borrower to be evidenced by a new or replacement Revolving Note, all as more specifically set forth in the Credit Agreement; and

WHEREAS, the Borrower desires and has requested an increase to the Revolving Loan Commitment to Five Hundred Fifty Thousand Dollars ($550,000), and Lender is amenable to such increase, and in connection therewith, Borrower desires, and Lender is amenable to making, an additional Revolving Loan to Borrower in the amount of Two Hundred Fifty Thousand Dollars ($250,000), which additional Revolving Loan, together with the Revolving Loan evidenced by the First Revolving Note, shall be evidenced by a newly issued replacement Revolving Note in the form attached hereto as Exhibit “A” (the “Replacement Revolving Note”), all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.      Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2.      Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3.      Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4.      Increase of Revolving Loan Commitment; Replacement Revolving Note. Subject to the terms and conditions of this Amendment, the maximum amount available to be borrowed under the Credit Agreement, and the Revolving Loan Commitment, are hereby increased to an aggregate total of Five Hundred Fifty Thousand Dollars ($550,000). In connection with such increase, the Borrower has requested an additional Revolving Loan in the amount of Two Hundred Fifty Thousand Dollars ($250,000), which Lender hereby agrees to make subject to the terms and conditions of this Amendment. In that regard, simultaneously with the execution of this Amendment, the Borrower shall execute and deliver the Replacement Revolving Note in favor of the Lender.

Representations and Warranties. The Borrower hereby confirms and affirms that all representations and warranties made by the Borrower under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete as of the date of the Credit Agreement, and hereby confirms and affirms that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Borrower does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Borrower, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

Affirmation. The Borrower hereby affirms all of its Obligations to the Lender under all of the Loan Documents and agrees and affirms as follows: (i) that as of the date hereof, the Borrower has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Borrower; (ii) that the Borrower shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect.

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Ratification. The Borrower hereby acknowledges, represents, warrants and confirms to Lender that: (i) each of the Loan Documents executed by the Borrower are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; (ii) the Replacement Revolving Note, and all other Obligations of the Borrower under the Replacement Revolving Note, the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreement, the UCC-1 and the Validity Guaranty; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrower, to or against the enforcement of any of the Loan Documents, and to the extent the Borrower has any defenses, setoffs, counterclaims, cross-actions or equities against Lender and/or against the enforceability of any of the Loan Documents, the Borrower acknowledges and agrees that same are hereby fully and unconditionally waived by the Borrower; and (iv) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

5.     Additional Confirmations. The Borrower hereby represents, warrants and covenants as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Security Agreement) are and remain valid, perfected, first-priority security interests in such Collateral, and the Borrower has not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

Lender’s Conduct. As of the date of this Amendment, the Borrower hereby acknowledges and admits that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

Advisory Fee.

Share Issuance. In consideration of advisory services provided by Lender to Borrower prior to the date of this Amendment, the Borrower shall pay to Lender a fee equal to $75,000.00 (the “Advisory Fee”). The Advisory Fee shall be initially paid by the issuance to Lender of restricted shares of the Borrower’s Common Stock (the “Advisory Fee Shares”) in accordance with the terms and provisions of this Section. For purposes of determining the number of shares issuable to Lender under this Section 10(a), the Borrower’s Common Stock shall be valued at the average of the volume weighted average price for the Common Stock for the five (5) Business Days immediately prior to the date the Borrowers execute this Amendment (the “Valuation Date”), as reported by Bloomberg or such other reporting service acceptable to Lender (the “VWAP”). The Lender shall confirm to the Borrower in writing, the VWAP for the Common Stock as of the Valuation Date, and the Borrower shall issue to Lender, simultaneously with the execution of this Amendment by the Borrower (the “Amendment Date”), a number of Advisory Fee Shares equal to the Advisory Fee, based on such VWAP as of the Valuation Date. On the Amendment Date, the Borrower shall instruct its transfer agent (the “Transfer Agent”) to issue certificates representing the Advisory Fee Shares issuable to the Lender hereunder, and shall cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days from the Amendment Date. In the event such certificates representing the Advisory Fee Shares issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under the Credit Agreement and the other Loan Documents. The Advisory Fee Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock. The Advisory Fee Shares shall be deemed fully earned as of the Amendment Date, regardless of the amount or number of Revolving Loans made hereunder.

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Adjustments. It is the intention of the Borrower and Lender that the Lender shall be able to sell the Advisory Fee Shares and generate net proceeds (net of all brokerage commissions and other fees or charges payable by Lender in connection with the sale thereof) from such sale equal to the Advisory Fee. In this regard, the Lender shall have the right to sell the Advisory Fee Shares in the Principal Trading Market, or otherwise, at any time in accordance with applicable securities laws. Upon: (A) the sale of all Advisory Fee Shares; (B) Lender receiving net proceeds from the sale of the Advisory Fee Shares equal to the Advisory Fee; or (C) at any time Lender may elect, the Lender shall deliver to the Borrower a reconciliation statement showing the net proceeds actually received by the Lender from the sale of the Advisory Fee Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Lender of the Sale Reconciliation, the Lender has not realized and received net proceeds from the sale of the Advisory Fee Shares equal to at least the Advisory Fee, as shown on the Sale Reconciliation, then the Borrower shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Advisory Fee Shares, the Lender shall have received total net funds equal to the Advisory Fee. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Lender still has not received net proceeds equal to at least the Advisory Fee, then the Borrower shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Lender as contemplated above, and such additional issuances shall continue until the Lender has received net proceeds from the sale of such Common Stock equal to the Advisory Fee. In the event the Lender receives net proceeds from the sale of Advisory Fee Shares equal to the Advisory Fee before Lender has sold all Advisory Fee Shares issued to Lender hereunder, then the Lender shall return all such remaining Advisory Fee Shares to the Borrower. In the event additional Common Stock is required to be issued as outlined above, the Borrower shall instruct its Transfer Agent to issue certificates representing such additional shares of Common Stock to the Lender immediately subsequent to the Lender’s notification to the Borrower that additional shares of Common Stock are issuable hereunder, and the Borrower shall in any event cause its Transfer Agent to deliver such certificates to Lender within five (5) Business Days following the date Lender notifies the Borrower that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Lender within said five (5) Business Day period, same shall be an immediate default under the Credit Agreement and the Loan Documents. Notwithstanding anything contained in this Section 10(b) to the contrary, at any time on or prior to the Revolving Loan Maturity Date, the Borrower shall have the right, at any time during such period, to redeem any Advisory Fee Shares then in the Lender’s possession for an amount payable by the Borrower to Lender in Dollars equal to the Advisory Fee, less any net proceeds received by the Lender from any previous sales of Advisory Fee Shares and less any sums previously received by Lender in redemption of any such Advisory Fee Shares. Upon Lender’s receipt of such cash payment in accordance with the immediately preceding sentence, the Lender shall return any then remaining Advisory Fee Shares in its possession back to the Borrower.

Surviving Obligations. The Borrower agrees and acknowledges that notwithstanding the termination of the Credit Agreement, or the payment in full of all of the Borrower’s Obligations under the Credit Agreement or under any other Loan Documents, the Borrower’s obligations and liability under this Amendment and the other Loan Documents, and the Lender’s Lien and security interest on all Collateral, shall survive, shall remain valid and effective and shall not be released or terminated, until the Borrower has fully complied with all of its obligations with respect to payment of the Advisory Fee, and Lender has generated and received net proceeds from the sale of the Advisory Fee Shares (or otherwise received equivalent payment thereof in Dollars as permitted or required hereunder) equal to the Advisory Fee.

Applicability of Credit Agreement. Sections 2.2(h)(iii), 2.2(h)(iv), and 2.2(i) of the Credit Agreement shall be applicable with respect to the Advisory Fee Shares to the same extent as such provisions are applicable to the Facility Fee Shares.

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Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include the Replacement Revolving Note, this Amendment and all other documents or instruments executed in connection with this Amendment and the execution and delivery of the Replacement Revolving Note. The term “SEC Documents,” as defined in the Credit Agreement, shall be deemed to refer to and include all filings made by the Borrower with or under the Exchange Act, the Principal Trading Market or any other law applicable to the Borrower between the date of the Credit Agreement and the date of this Amendment.

Representations and Warranties of the Borrower. The Borrower hereby makes the following representations and warranties to the Lender:

Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of this Amendment, the Replacement Revolving Note, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower of all of its Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and its board of directors pursuant to all applicable laws and other than the corporate action or resolutions delivered by the Borrower in connection with this Amendment, no other corporate action or consent on the part of the Borrower, its board of directors, stockholders or any other Person is necessary or required by the Borrower to execute this Amendment, the Replacement Revolving Note, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Borrower’s Obligations hereunder and thereunder. This Amendment, the Replacement Revolving Note and each of the documents executed and delivered in connection herewith and therewith have been duly and validly executed by the Borrower (and the officer executing this Amendment and all such other documents for Borrower is duly authorized to act and execute same on behalf of the Borrower) and constitute the valid and legally binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

Indemnification. The Borrower hereby indemnifies and holds the Lender Indemnitees, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment or the Replacement Revolving Note, including the assertion of a claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the Replacement Revolving Note or the other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

Release. As a material inducement for Lender to increase the Revolving Loan Commitment and enter into this Amendment, the Borrower does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature whatsoever in law or in equity which Borrower ever had, now has, or which any successor or assign of Borrower hereafter can, shall or may have against any of the Lender Indemnitees, for, upon or by reason of any matter, cause or thing whatsoever related to the Credit Agreement, this Amendment or any other Loan Documents, through the date hereof. The Borrower further expressly agrees that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Credit Agreement. In addition to, and without limiting the generality of foregoing, the Borrower further covenants with and warrants unto the Lender and each of the other Lender Indemnitees, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other claims against Lender or any other Lender Indemnitee, or the obligation of the Borrower to comply with the terms and provisions of the Credit Agreement, this Amendment and all other Loan Documents. The foregoing release shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

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Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

Waiver. Neither this Amendment, nor shall Lender’s agreement to increase the Revolving Loan Commitment and make the additional Revolving Loan pursuant to the Replacement Revolving Note, be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Borrower under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Fees and Expenses.

(a)     Document Review and Legal Fees; Due Diligence. The Borrower agrees to pay to the Lender or its counsel a legal fee equal to Seven Thousand Five Hundred and No/100 Dollars ($7,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, together with costs of $550.00 associated with this transaction, as well as to pay Lender a due diligence fee in the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) all of which shall be due and payable by the Borrower upon execution of this Amendment and withheld from the proceeds of the Revolving Loan made hereby.

(b)     Transaction Fees. The Borrower agrees to pay to Lender a transaction advisory fee equal to two percent (2%) of the amount of the additional Revolving Loan made hereby, which fee shall be due and payable by the Borrower upon execution of this Amendment and withheld from the proceeds of the Revolving Loan made hereby.

(c)     Asset Monitoring Fee. In accordance with Section 2.2(b) of the Credit Agreement, the Asset Monitoring Fee is hereby increased to Two Thousand Dollars ($2,000) per calendar quarter, effective as of the date of this Amendment.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

SOCIAL REALITY, INC.,

a Delaware corporation

By:	/s/ Chris Miglino
Name:	Chris Miglino
Title:	Chief Executive Officer

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press

Robert Press, Director

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